Exhibit 99.1

Shareholder Presentation November 17, 2021 Exhibit 99.1

Safe Harbor Statement • THIS PRESENTATION CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 REGARDING WILLIAM PENN BANCORPORATION’S EXPECTATIONS OR PREDICTIONS OF FUTURE FINANCIAL OR BUSINESS PERFORMANCE OR CONDITIONS. FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY WORDS SUCH AS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “INTEND,” “TARGET,” “ESTIMATE,” “CONTINUE,” “POSITIONS,” “PROSPECTS” OR “POTENTIAL,” BY FUTURE CONDITIONAL VERBS “WILL,” “WOULD,” “SHOULD,” “COULD”, OR BY VARIATIONS OF SUCH WORDS OR BY SIMILAR EXPRESSIONS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES, WHICH CHANGE OVER TIME. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE AND WE ASSUME NO DUTY TO UPDATE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM CURRENT PROJECTIONS. • IN ADDITION TO FACTORS PREVIOUSLY DISCLOSED IN WILLIAM PENN BANCORPORATION’S REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND THOSE IDENTIFIED ELSEWHERE IN THIS PRESENTATION, THE FOLLOWING FACTORS AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FORWARD-LOOKING STATEMENTS OR HISTORICAL PERFORMANCE: THE EFFECT OF THE COVID-19 PANDEMIC INCLUDING ITS IMPACT ON OUR BORROWERS AND THEIR ABILITY TO REPAY THEIR LOANS, AND ON THE LOCAL AND NATIONAL ECONOMIES; CHANGES IN ASSET QUALITY AND CREDIT RISK; THE INABILITY TO SUSTAIN REVENUE AND EARNINGS GROWTH; OUR ABILITY TO CONTROL COSTS AND EXPENSES; CHANGES IN INTEREST RATES AND CAPITAL MARKETS; LOAN DELINQUENCY RATES; INFLATION; CUSTOMER ACCEPTANCE OF WILLIAM PENN BANK PRODUCTS AND SERVICES; CUSTOMER BORROWING, REPAYMENT, INVESTMENT AND DEPOSIT PRACTICES; CUSTOMER DISINTERMEDIATION; THE INTRODUCTION, WITHDRAWAL, SUCCESS AND TIMING OF BUSINESS INITIATIVES; COMPETITIVE CONDITIONS AND OUR ABILITY TO OFFER COMPETITIVE PRODUCTS AND PRICING; THE INABILITY TO REALIZE COST SAVINGS OR REVENUES OR TO IMPLEMENT INTEGRATION PLANS AND OTHER CONSEQUENCES ASSOCIATED WITH MERGERS, ACQUISITIONS AND DIVESTITURES; NATIONAL, REGIONAL AND LOCAL ECONOMIC CONDITIONS; AND THE IMPACT, EXTENT AND TIMING OF TECHNOLOGICAL CHANGES, CAPITAL MANAGEMENT ACTIVITIES, AND OTHER ACTIONS OF THE FEDERAL RESERVE BOARD AND OTHER LEGISLATIVE AND REGULATORY ACTIONS AND REFORMS. THESE FACTORS SHOULD BE CONSIDERED IN EVALUATING THE FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. • THIS PRESENTATION ALSO INCLUDES INTERIM AND UNAUDITED FINANCIAL INFORMATION THAT IS SUBJECT TO FURTHER REVIEW BY WILLIAM PENN BANCORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. 2

Non-GAAP Financial Measures • THIS PRESENTATION CONTAINS FINANCIAL INFORMATION PRESENTED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”). THIS PRESENTATION ALSO CONTAINS NON-GAAP INFORMATION THAT THE COMPANY’S MANAGEMENT USES IN ITS ANALYSIS OF THE COMPANY’S FINANCIAL RESULTS. SPECIFICALLY, THE COMPANY PROVIDES MEASURES BASED ON WHAT IT BELIEVES ARE ITS OPERATING EARNINGS ON A CONSISTENT BASIS, AND EXCLUDES MATERIAL NON-ROUTINE OPERATING ITEMS WHICH AFFECT THE GAAP REPORTING OF RESULTS OF OPERATIONS. THE COMPANY’S MANAGEMENT BELIEVES THAT PROVIDING THIS INFORMATION TO ANALYSTS AND INVESTORS ALLOWS THEM TO BETTER UNDERSTAND AND EVALUATE THE COMPANY’S CORE FINANCIAL RESULTS FOR THE PERIODS PRESENTED. BECAUSE NON-GAAP FINANCIAL MEASURES ARE NOT STANDARIZED, IT MAY NOT BE POSSIBLE TO COMPARE THESE FINANCIAL MEASURES WITH OTHER COMPANIES’ NON-GAAP FINANCIAL MEASURES HAVING THE SAME OR SIMILAR NAMES. • THE COMPANY ALSO PROVIDES MEASUREMENTS AND RATIOS BASED ON TANGIBLE STOCKHOLDERS’ EQUITY. THESE MEASURES ARE COMMONLY UTILIZED BY REGULATORS AND MARKET ANALYSTS TO EVALUATE THE COMPANY’S FINANCIAL CONDITION AND, THEREFORE THE COMPANY’S MANAGEMENT TEAM BELIEVES THAT SUCH INFORMATION IS USEFUL TO INVESTORS. • A RECONCILIATION OF THE NON-GAAP MEASURES USED IN THIS PRESENTATION TO THE MOST DIRECTLY COMPARABLE GAAP MEASURES IS PROVIDED IN THE APPENDIX TO THIS PRESENTATION. 3

William Penn Bancorporation (NASDAQ: WMPN) • Core deposits total 73% of total deposits at September 30, 2021 • Total assets of $823 million at September 30, 2021 • Effective interest-rate risk management • Net income totaled $1.2 million for the quarter ended September 30, 2021, an increase of $490 thousand, or 73%, from the same period a year ago Strong Franchise • Headquartered in Bucks County, PA which is ranked #3 of all counties in PA in median household and per capita income (1) • Significant opportunities to grow market share • Lending market extends beyond our branch network Attractive Markets • Stock price of $12.29 as of November 3, 2021 • Tangible book value per share was $13.67 as of September 30, 2021 (2) • Price to tangible book value of 89% as of September 30, 2021 • Peers trade at 102% Valuation (1) Source: Bucksco.today and Wikipedia (2) As used in this presentation, tangible book value per share is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of this presentation. 4

Overview (as of September 30, 2021) Corporate Headquarters Bristol, PA 12 Branches 6 Bucks County, PA 2 Northeast Philadelphia, PA 4 New Jersey Market Cap* $186 million Total Loans, net $454 million Total Assets $823 million Total Deposits $561 million * Balance as of November 3, 2021 5

Executive Management Team Mr. Stephon has over 40 years of banking industry experience and previously served as President, CEO and Director of Audubon Savings Bank from October 2013 until its merger with William Penn Bank on July 1, 2018. Over the course of his career, Mr. Stephon has held a wide range of executive roles in the banking industry, including CEO at Liberty Savings Bank in Pottsville, PA and Clover Bank in Pennsauken, NJ. Alan B. Turner Executive Vice President & Chief Lending Officer Mr. Turner previously served as the Senior Vice President and Regional Commercial Manager for OceanFirst Bank, successor to Two River Community Bank, where he served as the Executive Vice President and Senior Loan Officer for 20 years. Mr. Turner began his banking career in 1987 with Chemical Bank as a Credit and Loan Review Analyst. Ms. Hannigan previously served as Senior Vice President and Corporate Controller of WSFS Bank, following the acquisition of Beneficial Bank, where she served as Senior Vice President and Chief Accounting Officer. Ms. Hannigan joined Beneficial Bank in 2007. Ms. Hannigan began her career with Coopers & Lybrand where she served as an Audit Manager in the financial services industry. Jonathan T. Logan Executive Vice President & Chief Financial Officer Mr. Logan previously served as Vice President and Corporate Controller of Beneficial Bank in Philadelphia, Pennsylvania from April 2011 to March 2019. Mr. Logan began his career with Ernst Young where he served as an Audit Manager in the financial services industry. Our Executive Management Team includes experienced professionals with robust backgrounds in banking that we believe have the expertise to take William Penn Bancorporation to the next level as a publicly-traded community bank. Mrs. Cimino is responsible for the executive management of the Bank’s retail banking function including the entire branch network, Private Banking, sales and service, and mortgage sales. Mrs. Cimino, a retail banking executive for more than 20 years, is a trusted leader, mentor and influencer. Prior to joining William Penn, Mrs. Cimino served as Senior Vice President, Regional President at Berkshire Bank. Kenneth J. Stephon Chairman, President & Chief Executive Officer Jeannine Cimino Executive Vice President & Chief Retail Officer Amy J. Hannigan Executive Vice President & Chief Operating Officer 6

Brief History 2018 • Acquired Audubon Savings Bank, a savings association with $149 million in assets headquartered in Audubon, New Jersey 2020 • Acquired Fidelity Savings and Loan Association of Bucks County, a savings bank with $86 million in assets headquartered in Bristol, PA • Acquired Washington Savings Bank, a savings bank with $159 million in assets headquartered in Philadelphia, PA • Both acquisitions resulted in a bargain purchase gain, whereby value received exceeded the consideration paid 2021 • Completed a second-step conversion from a mutual holding company to a stock holding company and raised $126.4 million of capital • Declared and paid a one-time special cash dividend of $0.30 per common share • Opened branches in Yardley and Doylestown, PA • Anticipated branch opening in Hamilton Township, Mercer Co., NJ William Penn Bank is a Pennsylvania-chartered stock savings bank headquartered in Bristol, Pennsylvania, a suburb of Philadelphia. William Penn Bank has provided community banking services to individuals and small- to medium-sized businesses in the Delaware Valley area since 1870. William Penn Bank currently conducts business through its twelve branch offices located in Bucks and Philadelphia Counties in Pennsylvania and Burlington and Camden Counties in New Jersey. 2008 • Reorganized into a mutual holding company structure and completed an initial public offering raising $10.3 million of capital 7

Strategic Priorities • Focus on prudent capital management to “right-size” our capital base • Capital to be deployed to support organic growth • Stock repurchases and cash dividends, when permissible Capital Management • Focus on growing loan portfolio with emphasis on commercial lending • Improve balance sheet mix • Disciplined pricing of loans and deposits • Continued focus on operating efficiency and cost structure Improve Profitability • Maintain strong reserves • Maintain low charge-off levels • Conservative underwriting Asset Quality • Continued enhancement in technology platform to improve efficiency • Continued focus on risk management and compliance functions • Enhancing mobile and online banking capabilities Operations/Technology 8

Asset Growth We have experienced significant growth in assets as a result of three acquisitions, a second-step conversion and organic growth. 9

Loan Portfolio We are shifting our focus to grow the commercial real estate and commercial business loan portfolios. We will continue to offer residential and consumer loans to meet the needs of our customers. 10

Asset Quality • Loan deferrals declined to $1.8 million at September 30, 2021 compared to $49.8 million at June 30, 2020 • Reserve levels remain strong * As used in this presentation, the ratio of the allowance for loan losses to total loans, excluding acquired loans, is a non-GAAP financial measure. This non-GAAP financial measure excludes loans acquired in a business combination. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of this presentation. 11

Increasing Core Deposits and Lowering Cost of Deposits • We continue to intentionally run off high-cost non-relationship based deposits • Core deposits, consisting of checking, savings and money market accounts, totaled 73% of total deposits at September 30, 2021 • Our weighted average rate on deposits totaled 0.42% at September 30, 2021 compared to 1.21% at June 30, 2019 12

Deposit Composition 13

Capital Management Capital deployment considerations include: • Organic Growth • Stock Repurchases, when permissible • Cash Dividends • De Novo Branches • Branch and Bank Acquisitions * As used in this presentation, tangible equity, tangible assets and tangible/equity/tangible assets are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and other intangible assets. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of this presentation. 14

William Penn Bank Community Foundation In conjunction with our initial public offering in 2008, William Penn Bank set up a Charitable Foundation to help provide funds to charities in need. Our Community Foundation focuses on programs in our local communities to improve the quality of life for people of low income, especially in crisis or at risk. Since its inception in 2008, the William Penn Community Foundation has provided in excess of $1.1 million in financial support for these types of programs. 15

Appendix

Non-GAAP Reconciliation

William Penn Bancorporation and Subsidiaries
Non-GAAP Reconciliation
(Dollars in thousands, except share and per share data)

	September 30, 2021	June 30, 2021	June 30, 2020	June 30, 2019	June 30, 2018
Calculation of Tangible Equity to Tangible Assets:					
Total Stockholders' Equity	$ 213,045	$ 216,926	$ 96,365	$ 76,630	$ 61,895
Less: Goodwill and other intangible assets	5,738	5,795	6,050	6,030	-
Total tangible equity (non-GAAP)	$ 207,307	$ 211,131	$ 90,315	$ 70,600	$ 61,895
Total Assets	$ 822,941	$ 822,408	$ 736,452	$ 415,829	$ 301,109
Less: Goodwill and other intangible assets	5,738	5,795	6,050	6,030	-
Total tangible assets (non-GAAP)	$ 817,203	$ 816,613	$ 730,402	$ 409,799	$ 301,109
Equity to Assets (GAAP)	25.9%	26.4%	13.1%	18.4%	20.6%
Tangible equity to Tangible Assets (non-GAAP)	25.4%	25.9%	12.4%	17.2%	20.6%
Calculation of Tangible Book Value per Share:					
Total Stockholders' Equity	$ 213,045	$ 216,926	$ 96,365	$ 76,630	$ 61,895
Less: Goodwill and other intangible assets	5,738	5,795	6,050	6,030	-
Total tangible equity (non-GAAP)	$ 207,307	$ 211,131	$ 90,315	$ 70,600	$ 61,895
Total common shares outstanding (adjusted for 3.2585 exchange ratio)	15,170,566	15,170,566	14,628,530	12,969,331	11,284,377
Book value per share (GAAP)	$ 14.04	$ 14.30	$ 6.59	$ 5.91	$ 5.49
Tangible book value per share (non-GAAP)	$ 13.67	$ 13.92	$ 6.17	$ 5.44	$ 5.49
Calculation of the ratio of the allowance for loan losses to total loans, excluding acquired loans:					
Gross loans receivable	$ 458,512	$ 465,629	$ 512,572	$ 330,014	$ 237,601
Less: Loans acquired in a business combination	149,195	161,260	235,112	73,916	-
Gross loans receivable, excluding acquired loans (non-GAAP)	$ 309,317	$ 304,369	$ 277,460	$ 256,098	$ 237,601
Allowance for loan losses	$ 3,591	$ 3,613	$ 3,519	$ 3,209	$ 3,138
Allowance for loan losses to total loans (GAAP)	0.78%	0.78%	0.69%	0.97%	1.32%
Allowance for loan losses to total loans, excluding acquired loans (non-GAAP)	1.16%	1.19%	1.27%	1.25%	1.32%
Loans receivable, net	$ 454,157	$ 461,196	$ 508,605	$ 326,017	$ 233,389
Goodwill	$ 4,858	$ 4,858	$ 4,858	$ 4,858	-
Intangible assets	$ 880	$ 937	$ 1,192	$ 1,172	-
Deferred fees and costs on loans	$ 764	$ 820	$ 448	$ 788	$ 1,074